Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 19, 2011, in the Registration Statement (Form F-1) and the related Prospectus of Loyalty Alliance Enterprise Corporation dated July 22, 2011.

/s/ Ernst & Young Hua Ming
Shenzhen, the People’s Republic of China

July 22, 2011